SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

                            CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d)
                  OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported):
                            August 12,2003

                       VERTEX INTERACTIVE, INC.
   (Exact name of registrant as specified in its charter)

     New Jersey             0-15066              22-2050350
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     (State or        (Commission File No.)    (I.R.S.
Other Jurisdiction                          Identification No.)
of Incorporation)

140 Route 17 North - Suite 250
      Paramus, New Jersey                           07652
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(Address of Principal Executive Offices)          (Zip Code)

Registrant's telephone number, including area code:

                            (201) 634-1991

                          -------------------

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(Former name or former address, if changed since last report)

Item 5.   Other Events

The Company has entered into an asset purchase agreement pursuant to which it would sell all of the assets and certain liabilities of XeQute Solutions, Inc. (XeQute), its wholly-owned subsidiary, to JAG Media Holdings, Inc. (JAG) Upon closing of the transaction, in consideration of the transfer of the assets and liabilities of XeQute , JAG will issue shares of its Class A common stock to XeQute, which upon issuance would represent 54% of the Jag's outstanding common stock on a fully diluted basis, after allowing for up to $8 million of new financing. Such shares will be subject to various post-closing lock-up provisions, including, among others, a provision restricting the shares from being registered for sale prior to twelve (12) months after the closing of the transaction. Assuming that the transaction is completed, it is The Company's intention after such period to seek stockholder approval to distribute such shares to its stockholders as a special dividend.

The closing of the transaction is subject to various conditions, including, among others, the parties agreeing upon various schedules to the asset purchase agreement, XeQute providing JAG Media with complete financial statements for XeQute for the two fiscal years through September 30, 2002 and the nine month period through June
30, 2003, and XeQute arranging a private placement for $8 million to be consummated at the closing. The transaction will close on or about October 31, 2003.

Upon consummation of the transaction, JAG's current management team will resign from their positions as executive officers and directors of JAG Media Holdings but will continue to be involved as consultants or employees to JAG Media LLC, JAG's operating subsidiary, for varying periods of time. The transaction with XeQute will also trigger the change-in-control provisions in the existing employment agreements of JAG's current management team, resulting in the issuance of new options to acquire shares of the Company's stock and severance payments to such individuals.

Upon the closing of the transaction, JAG will also take various corporate actions including, an appropriate name change to better reflect the new overall business of the Company, the election of new XeQute nominees to the Board of Directors and a recapitalization pursuant to which the Company's Class A common stock and Series 1 Class B common stock will be exchanged for a new Series 4 Class B common stock on a one-for-one basis. The new Series 4 Class B shares shall be issued and traded in certificated form only, may not be registered in the name of a nominee, and at all times the name of the beneficial owner of such shares shall be reflected on the face of the certificate. The new Series 4 Class B shares will also reflect the new name of the Company and would have a new CUSIP number and ticker symbol.

There is no assurance that the conditions to the proposed transaction will be met or, if met, that the transaction will be consummated.

The Company has also entered into an agreement with Sassoon
Financial Holdings, Inc. and/or its subsidiaries, David
Sassoon & Co. Inc. or David Sassoon & Co. Plc ("Sassoon") pursuant to which the Company has engaged Sassoon as its exclusive adviser and agent with respect to structuring, issuing and marketing securities and providing strategic consulting and financial advisory services.

Item 7. Financial Statements and Exhibits.

Exhibits

10.75     Asset Purchase Agreement by and among XeQute
          Solutions, Inc, XeQute Solutions, PLC, Vertex
          Interactive, Inc. and Jag Media Holdings, Inc.

10.76	    Engagement letter of Sassoon Financial Holdings,
          Inc. and/or its subsidiaries, David Sassoon & Co.
          Inc. or David Sassoon & Co. Plc. by Vertex
          Interactive, Inc. and its affiliate companies.

99.1      Press Release of the Company, dated August 18,
          2003.

                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            VERTEX INTERACTIVE, INC

                             /s/ Nicholas R. Toms
                            -----------------------
                             Name:  Nicholas R. Toms
                             Title: Chief Executive Officer

DATED: August 19, 2003